QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23

Consent of Independent Registered Public Accounting Firm

Synergy Pharmaceuticals, Inc.
New York, New York

        We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 1 of the Form S-3 (No. 333-163316) of Synergy Pharmaceuticals, Inc. and Subsidiaries (a development stage company) (the "Company") of our reports dated March 15, 2010, relating to the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting which appears in this Form 10-K/A. Our report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2009.

/s/ BDO USA, LLP (formerly
known as BDO Seidman, LLP)
New York, New York
November 8, 2010

QuickLinks

  Exhibit 23
Consent of Independent Registered Public Accounting Firm